UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 3, 2010

Date of Earliest Event Reported:  November 29, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2010, Erin Nursing, LLC, a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”) entered a Purchase Agreement dated November 23, 2010 to acquire the assets of three skilled nursing facilities:  consisting of a 100 bed skilled nursing facility located in College Park, Georgia, a 126 bed skilled nursing facility located in Dublin, Georgia, and a 109 bed skilled nursing center located in Marietta, Georgia (the “Facilities”).  The purchase price is $18,000,000 with an anticipated closing by March 31, 2011.  The Company is required to pay a $500,000 earnest money deposit upon signing the purchase agreement.

The Company is entitled to an inspection period during which the Company may terminate the purchase agreement and have the earnest money deposit returned if any inspections of the properties result in unsatisfactory findings.  After the end of the inspections period, the Company has no further right to terminate the agreement.  Upon closing of the purchase, the earnest money will be applied against the purchase price.

Item 8.01 Other Matters

On December 1, 2010, the Company issued a press release announcing their entry into the purchase agreement described under Item 1.01 above.  A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated December 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  December 3, 2010

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

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